UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 13, 2013

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                                    20-8610073

(Commission File Number)                            (IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200

        Dallas, TX                                                                           75287

(Address of principal executive offices)                                          (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On September 13, 2013, Blue Calypso, Inc. (the “Company”) entered into a series of agreements with the holder (the “Holder”) of certain of its outstanding securities.

Pursuant to such agreements, which are more fully described below, the Company and the Holder agreed to amend certain terms of its outstanding 10% Convertible Debenture in the principal amount of $2,400,000 (the “Debenture”) in order to induce the Holder to convert the Debenture into shares of the Company’s common stock as well as to eliminate certain restrictive covenants in the Debenture. In exchange, the Company will provide for a temporary reduction in the conversion price of the Debenture to $0.13 per share through December 31, 2013, after which the conversion price will revert back to the original conversion price of $0.25 per share.

In addition, the Company and the Holder agreed to amend the terms of certain warrants held by the Holder in order to induce the Holder to exercise such warrants as well as to eliminate the cashless exercise feature and certain anti-dilution protections contained in such warrants. In exchange, the Company will provide for a temporary reduction in the exercise price of such warrants from $0.10 to $0.05 through the later of December 31, 2013 or 45 days after a registration statement covering the underlying shares is declared effective by the SEC. In the event that the Holder exercises all warrants that it currently holds at the reduced exercise price during such time period, the company would receive gross proceeds of approximately $1 million. If the warrants are not exercised prior to such date, the exercise price of the warrants will increase to $0.15 per share.

Pursuant to Amendment No. 1 to 10% Convertible Debenture (“Amendment No. 1 to 10% Debenture”), the conversion price of the Debenture shall be $0.13 per share until December 31, 2013. Following December 31, 2013, the conversion price shall increase to $0.25 per share. In addition, certain negative covenants previously contained in the Debenture were eliminated provided that the Company shall be prohibited from incurring any indebtedness which is senior in position to the Debenture.

Pursuant to Amendment No. 3 to Common Stock Purchase Warrants, the exercise price of the warrants originally issued to the Holder in September 2011 shall be $0.05 per share until the later of December 31, 2013 or 45 days from the date on which the registration statement covering such shares is declared effective by the Securities and Exchange Commission. Following such date, the exercise price shall increase to $0.15 per share. In addition, the Company and the Holder agreed to eliminate the cashless exercise feature of such warrants and certain anti-dilution protections contained in such warrants.

Pursuant to Amendment No. 2 to Common Stock Purchase Warrants, the exercise price of the warrants originally issued to the Holder in April 2012 shall be $0.05 per share until the later of December 31, 2013 or 45 days from the date on which the registration statement covering such shares is declared effective by the Securities and Exchange Commission. Following such date, the exercise price shall increase to $0.15 per share. In addition, the Company and the Holder agreed to eliminate the cashless exercise feature of such warrants and certain anti-dilution protections contained in such warrants.

Amendment No. 1 to 10% Debenture, Amendment No. 3 to Common Stock Purchase Warrants and Amendment No. 2 to Common Stock Purchase Warrant are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including, without limitation, any representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Exchange Act.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment-decisions. This Current Report on Form 8-K may contain these types of statements, which are “forward-looking statements” within the meaning of the Private securities Litigation Reform Act of 1995, and which involves risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

 Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

10.1

Amendment No. 1 to 10% Convertible Debenture between Blue Calypso, Inc. and the Holder dated September 13, 2013

10.2

Amendment No. 3 to Common Stock Purchase Warrants between the Company and the Holder dated September 13, 2013

10.3

Amendment No. 2 to Common Stock Purchase Warrant between the Company and the Holder dated September 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  September 16, 2013

By: /s/ William Ogle

       William Ogle

Chief Executive Officer

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